EXHIBIT 4.1

THESE SECURITIES, INCLUDING THE SECURITIES INTO WHICH THEY MAY BE CONVERTED, HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.

ALL FUELS & ENERGY COMPANY
  (Incorporated Under the Laws of the State of Delaware)

  5,520,366 COMMON STOCK PURCHASE WARRANTS

  (EACH WARRANT ENTITLES THE HOLDER TO PURCHASE ONE COMMON SHARE)
  INITIAL WARRANT EXERCISE PRICE $0.55

THIS CERTIFIES THAT, for value received, JAMES R. BROGHAMMER (the “Holder”), as registered owner of this Common Stock Purchase Warrant (a “Warrant” or the “Warrants”), is entitled, at any time that the Holder is a full-time employee of the Company or an affiliate of the Company (the “Commencement Date”) or before 5:00 p.m., Central Time, on the Expiration Date, as that term is defined herein, to subscribe for, purchase and receive the above-specified, fully-paid and non-assessable Common Shares, $.01 par value per share (the “Common Shares”), of ALL Fuels & Energy Company, a Delaware corporation (the “Company”), at the purchase price of $0.55 per share (the “Exercise Price”), upon presentation and surrender of this Warrant and payment of the Exercise Price for such Common Shares of the Company at the principal office of the Company, but only subject to the conditions set forth herein. As set forth below, the Exercise Price and the number of Common Shares purchasable upon exercise of each Warrant may be adjusted upon the occurrence of certain events.

For purposed hereof, the term “Expiration Date” shall mean the date that is ten (10) years from the Commencement Date hereof.

Transfer of Warrants

Upon due presentment for transfer of this Warrant at the principal office of the Company, a new Warrant of like tenor and evidencing, in the aggregate, a like number of Warrants, subject to any adjustments made in accordance with the provisions hereof, shall be issued to the transferee in exchange for this Warrant, subject to the limitations provided herein, upon payment of any tax or governmental charge imposed in connection with such transfer.

Exercise Procedure

The holder of the Warrants evidenced hereby may exercise all or any whole number of such Warrants during the period and in the manner stated herein. The Exercise Price payable in lawful money of the United States of America and in cash or by certified or bank cashier’s check or bank draft payable to the order of the Company. If, upon exercise of any Warrants evidenced hereby, the number of Warrants exercised shall be less than the total number of Warrants so evidenced, there shall be issued to the Warrantholder a new Warrant evidencing the number of Warrants not so exercised.

No Warrant may be exercised after 5:00 p.m., Central Time, on the Expiration Date and any Warrant not exercised by such time shall become void, unless extended by the Company.

Reservation of Warrant Shares

The Company covenants that it will, at all times, reserve and have available from its authorized shares of Common Stock such number of shares of Common Stock as shall then be issuable on exercise of all outstanding Warrants. The Company covenants that all Warrant Shares, when issued, shall be duly and validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

Adjustment of Exercise Price and Shares

  A. In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall issue any of its Common Stock as a stock dividend or shall subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such events, the Exercise Price in effect at the time of such action shall be reduced proportionately and the number of shares of Common Stock purchasable pursuant to the Warrants shall be increased proportionately. Conversely, in the event the Company shall reduce the number of its outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such event, the Exercise Price in effect at the time of such action shall be increased proportionately and the number of shares of Common Stock at that time purchasable pursuant to the Warrants shall be decreased proportionately. Such stock dividend paid or distributed on the Common Stock in shares of any other class of the Company or securities convertible into shares of Common Stock shall be treated as a dividend paid or distributed in shares of Common Stock to the extent shares of Common Stock are issuable on the payment or conversion thereof.

  B. In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall be recapitalized by reclassifying its outstanding shares of Common Stock into shares with a different par value, or by changing its outstanding Common Stock to shares without par value or in the event of any other material change of the capital structure of the Company or of any successor corporation by reason of any reclassification, recapitalization or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby any holder of the Warrants shall thereafter have the right to purchase, on the basis and the terms and conditions specified in this Agreement, in lieu of the shares of Common Stock of the Company theretofore purchasable on the exercise of any Warrant, such securities or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable on exercise of the Warrants had such reclassification, recapitalization or conveyance not taken place; and, in any such event, the rights of any holder of a Warrant to any adjustment in the number of shares of Common Stock purchasable on exercise of such Warrant, as set forth above, shall continue and be preserved in respect of any stock, securities or assets which the holder becomes entitled to purchase; provided, however, that a merger, acquisition of a going business or a portion thereof (whether for cash, stock, notes, other securities, or a combination of cash and securities), exchange of stock for stock, exchange of stock for assets, or like transaction involving the Company, in which the Company is the surviving entity, will not be considered a “material change” for purposes of this paragraph, and no adjustment shall be made hereunder by reason of any such merger, acquisition, exchange of stock for stock, exchange of stock for assets, or like transaction.

  C. In the event the Company, at any time while the Warrants shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of such sale, dissolution, liquidation or winding up such that the holder of a Warrant may thereafter receive, on exercise of such Warrant, in lieu of each share of Common Stock of the Company which such holder would have been entitled to receive upon exercise of such Warrant, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company; provided, however, that, in the event of any such sale, dissolution, liquidation or winding up, the right to exercise the Warrants shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 p.m., Central Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise the Warrants has been given by mail to the holders thereof at such addresses as may appear on the books of the Company.

  D. The Warrant shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock, unless the Warrant is exercised and the Warrant Shares purchased prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend or other right.

  E. No adjustment of the Exercise Price shall be made as a result of, or in connection with, (i) the establishment of one or more employee stock option plans for employees of the Company, or the modification, renewal or extension of any such plan, or the issuance of Common Stock on exercise of any options pursuant to any such plan, (ii) the issuance of individual warrants or options to purchase Common Stock, the issuance of Common Stock upon exercise of such warrants or options, or the issuance of Common Stock in connection with compensation arrangements for directors, officers, employees, consultants or agents of the Company or any Subsidiary, and the like, or (iii) the issuance of Common Stock in connection with a merger, acquisition of a going business or a portion thereof (whether for cash, stock, notes, other securities, or a combination of cash and securities), exchange of stock for stock, exchange of stock for assets, or like transaction.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly signed by its President.

Dated: November 29, 2007.

ALL FUELS & ENERGY COMPANY

By: /s/ DEAN E. SUKOWATEY
    Dean E. Sukowatey
    President

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FORM OF ASSIGNMENT
To Be Executed by the Registered Holder if He
Desires to Assign Warrants Evidenced Hereby

FOR VALUE RECEIVED __________ hereby sells, assigns and transfers unto Warrants, evidenced hereby, and does hereby irrevocably constitute and appoint Attorney to transfer the said Warrants, evidenced hereby on the books of the Company, with full power of substitution.

Dated: X
                Signature

NOTICE: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

Signature Guaranteed:

  FORM OF ELECTION TO PURCHASE
  To be Executed by the Holder if He Desires
  to Exercise Warrants Evidenced Hereby

TO: ALL FUELS & ENERGY COMPANY

The undersigned hereby irrevocably elects to exercise ______________ Warrants evidenced hereby for, and to purchase hereunder, __________________ full shares of Common Stock issuable upon exercise of said Warrants and delivery of $_____________ and any applicable taxes. The undersigned requests that certificates for such shares be issued in the name of:

  (Please print name and address)

If said number of Warrants shall not be all the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:

  (Please print name and address)

Dated: X

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed:

SIGNATURE MUST BE GUARANTEED BY A MEDALLION SIGNATURE GUARANTY.